Exhibit 99.1

Investor Relations Contact: John Lawlor, Cognos 613-738-3503 john.lawlor@cognos.com

Media Relations Contact: Sean Reid, Cognos 613-738-1440 Ext. 3260 sean.reid@cognos.com

Cognos® Announces Preliminary Results for the Third Quarter of Fiscal Year 2006

Ottawa, Ontario & Burlington, Massachusetts, December 1, 2005—Cognos Incorporated (Nasdaq: COGN; TSX: CSN - all figures in U.S. dollars and in accordance with U.S. GAAP) today announced preliminary financial results for the third quarter of fiscal year 2006, ended November 30, 2005.

Based on preliminary financial data, the company expects revenue for the quarter to be in the range of $209 million to $212 million, compared with revenue of $210.4 million for the same period last fiscal year.

Diluted earnings per share for the third quarter of fiscal year 2006 are expected to be between $0.28 and $0.31. This compares with diluted earnings per share of $0.37 for the same period last fiscal year.

“I am extremely disappointed with our performance this quarter,” said Rob Ashe, Cognos president and chief executive officer. “Our forecasting and execution against large sales opportunities were poor, and our management of the transition to our new BI platform, Cognos 8, proved challenging.

“I remain very confident in the market opportunity for Cognos and especially for Cognos 8. Our focus now is to address these challenges, and to move on to the opportunity we have with Cognos 8 in the market.”

Cognos will report its final third-quarter results and business outlook for its fourth quarter and full fiscal year 2006 on December 21, 2005.

Cognos will hold a brief webcast and conference call to provide further comment on the preliminary financial results for the third quarter of fiscal year 2006 at 5:15 p.m. Eastern Time today, December 1, 2005.

The webcast may be accessed at http://www.cognos.com/company/investor/events/1201/index.html. The conference call may be accessed at 416-640-1907. An archive of the webcast will be available on the investor relations page of the Cognos website and a replay of the conference call will be available until Thursday, December 15, 2005 at 11:59 p.m. Eastern Time at 416-640-1917, passcode 21166592#.

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Safe Harbor for Forward-Looking Statements

Certain statements made in this press release that are not based on historical information, or are made based on preliminary and incomplete historical information, are forward-looking statements which are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements relate to, among other things, the Company’s expectations with respect to revenue and earnings per share for the third quarter of fiscal year 2006, the Company’s market opportunity, including for Cognos 8, the Company’s focus, and other matters. These forward-looking statements are neither promises nor guarantees, but involve risks and uncertainties that may cause actual results to differ materially from those in the forward-looking statements. Factors that may cause such differences include, but are not limited to: the Company’s ability to collect, validate, correlate and provide accurate financial information within an accelerated and limited time period, the Company’s ability to execute on sales and market opportunities, the Company’s ability to transition to Cognos 8 and the market’s acceptance of this new product, as well as the risk factors discussed in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, filed with the United States Securities and Exchange Commission, as well as other periodic reports filed with the SEC. Readers should not place undue reliance on any such forward-looking statements, which speak only as of the date they are made. The Company disclaims any obligation to publicly update or revise any such statement to reflect any change in its expectations or in events, conditions, or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements.

About Cognos

Cognos, the world leader in business intelligence and corporate performance management, delivers software and services that help companies drive, monitor and understand corporate performance.

Cognos delivers the next level of competitive advantage—Corporate Performance Management (CPM)—achieved through the strategic application of BI on an enterprise scale. Our integrated CPM solution helps customers drive performance through planning; monitor performance through scorecarding; and understand performance through business intelligence.

Cognos serves more than 23,000 customers in over 135 countries. Cognos enterprise business intelligence and performance management solutions and services are also available from more than 3,000 worldwide partners and resellers. For more information, visit the Cognos Web site at http://www.cognos.com.

Cognos and the Cognos logo are registered trademarks of Cognos Incorporated in the United States and/or other countries.

Note to Editors: Copies of previous Cognos press releases and corporate and product information are available on the Cognos Web site at www.cognos.com, and at PR Newswire’s site at www.prnewswire.com.

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